                                                                EXHIBIT 10.11(a)



                          WAKEFIELD ENGINEERING, INC.
                                60 Audubon Road
                              Wakefield, MA  01880



                                                    As of October 11, 1996



FLEET NATIONAL BANK
One Federal Street
Boston, MA  02211


         Re:     Fourth Amendment to Loan Agreement

Ladies and Gentlemen:

         Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995, a Second Amendment thereto dated as of January 30, 1996 and a Third Amendment thereto dated as of March 29, 1996 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. ("Wakefield") and Specialty Extrusion Corp. ("Specialty") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank (f/k/a Fleet National Bank of Massachusetts) ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Fourth Amendment to Loan Agreement is referred to as the "Fourth Amendment".

         Background. Lockhart Industries, Inc., a California corporation formerly known as Lockie Acquisition Corp. ("Lockhart") has become a wholly-owned subsidiary of Wakefield. Wakefield has requested that the Bank
(a) agree to make Lockhart a co-borrower under the Loan Agreement and extend Revolving Loans to Lockhart, (b) increase the maximum amount of Revolving Loans that may be available to Wakefield, Specialty and Lockhart from $9,000,000 to $12,500,000 and to increase the inventory sublimit thereunder from $4,500,000 to $5,500,000, (c) consolidate the outstanding term loans into a $2,250,000 term loan, (d) make available a $2,500,000 equipment acquisition line of which $_________ will be drawn on as of the date hereof as an Equipment Loan on Lockhart's equipment, and (e) permit Wakefield to use up to $506,000 of the Revolving Loan proceeds to repay advances made by Alpha.

         Wakefield also has requested that the Bank consent to the acquisition of Lockhart on August 21, 1996 and, subject to the terms and conditions hereof, the Bank hereby consents to that acquisition.

1. Subject to the satisfaction of the terms and conditions hereof, Bank and Borrower have agreed that the Loan Agreement shall be amended as follows:

         (a) Lockhart Designated as Additional Borrower. Lockhart is, and hereby shall be, a Borrower under the Loan Agreement, jointly and severally liable with Wakefield and Specialty for all now existing and hereafter arising Obligations and all references in the Loan Agreement to Borrower or Borrowers shall mean and include Wakefield and Specialty and Lockhart, jointly and severally.

         (b)     Amendments to Definitions.

                 (1) Definition of Borrowing Base. The definition of "Borrowing Base" in Section 1 of the Agreement is deleted and the following definition is substituted in place thereof:

         '"Borrowing Base" means the sum of the following (as shown on the Bank's records at any time):

                 (a) eighty-five percent (85%) of the unpaid face value of all Eligible Accounts, PLUS

                 (b) the lesser of (i) fifty-five percent (55%) of the first-in, first-out cost or market value, whichever is lower, of all Eligible Inventory, or (ii) $5,500,000.00, LESS

                 (c) the face amount of all letters of credit issued by the Bank on behalf of a Borrower, with the maximum amount of such letters of credit not to exceed $1,000,000.00, plus all Bank's customary fees and charges with respect thereto;

         PROVIDED that Bank at all times reserves the right, exercisable in Bank's reasonable credit judgment, based upon circumstances then existing, to adjust any of the percentages or the amounts set forth above upon fifteen (15) days' notice to Borrower.'

                 (2) Definition of Current Liabilities. The definition of Current Liabilities is deleted and the following definition is substituted in place thereof:

                 '"Current Liabilities" means for any period all liabilities which would, in accordance with GAAP, be classified as current liabilities plus the outstanding amount of the Revolving Loans.'

                 (3) Definition of Excess Availability. The definition of Excess Availability is amended by deleting the number "$9,000,000" and by substituting in lieu thereof the term "Revolving Loan Limit."

                 (4) Definition of "Revolving Loan Limit". An additional defined term and definition are inserted in Section 1 in appropriate alphabetical order as follows:

         '"Revolving Loan Limit" means $12,500,000.00 in the aggregate for the Borrowers.'

         (c) Amendment to Section 2(a). The amount set forth in Section 2(a)(i)(x) of "Nine Million Dollars ($9,000,000.00)" is deleted and the term "Revolving Loan Limit" is substituted therefore.

         (d) Amendments to Section 2(b). On the date that the conditions to this Fourth Amendment are satisfied, Lender shall make a Term Loan to Borrowers in the original principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000). The proceeds of this Term Loan shall be used to repay all five outstanding equipment loans and term loans and, to the extent of any excess, Revolving Loans made to the Borrowers by the Bank and shall be evidenced and repaid in accordance with the Term Note attached as Exhibit B to this Fourth Amendment.

         (e) Amendments to Section 2(c). Section 2(c)(i) is amended to provide that the aggregate amount of Equipment Loans that may be made to the Borrowers during the Commitment Period shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00). Section 2(c)(ii) is amended to provide that the minimum amount of each Equipment Loan shall be $250,000.00. Upon the closing under this Fourth Amendment, the Lender will make an Equipment Loan to Borrowers of an amount equal to eighty (80%) of the Hard Cost of Capital Equipment purchased by Borrower from February 1996 to July 1996. Borrowers shall pay to Lender a funding fee of one percent (1%) of the amount of each Equipment Loan made hereunder, due and payable and fully earned upon the funding of each such Equipment Loan by the Bank.

         (f) Interest Rates Amendment. Subsections 2(d)(i) (A) and (B) of the Loan Agreement are hereby deleted and the following is substituted in place thereof:

                       "(A)     For each Prime Rate Advance, the Prime Rate
               plus one quarter of one percent (1/4%), and

                        (B) For each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus 225 basis points."

6. Unused Line. The Borrowers shall pay to the Bank an unused line fee equal to one quarter of one percent (1/4%) per annum on the difference between $12,500,000 and the greater of (a) the average daily outstanding principal balance of Revolving Loans during each of Borrowers' fiscal quarters and (b) $10,500,000, payable quarterly in arrears on the first day of each fiscal quarter of Borrowers.

         (g)     Financial Covenants Amendments and Restatements.

                 (1) Section 8(a) of the Loan Agreement is amended by deleting the Section in its entirety and by substituting in place thereof the following:

                 "(a)     Tangible Capital Base.  Permit Borrowers' Tangible
Capital Base to be less than the following amounts at the end of the respective periods set forth below:

                      Period                               Minimum Tangible Capital Base
                      ------                               -----------------------------
             9 months ending July 31, 1996                 $5,800,000

             12 months ending October 31, 1996             $6,000,000

             3 months ending January 31, 1997              $*

             6 months ending April 30, 1997                $*

             9 months ending July 31, 1997                 $*

             12 months ending October 31, 1997             $6,800,000"


*These amounts will be determined by the Bank based upon financial forecasts to be provided by Borrowers to the Bank within 30 days of the date of the Fourth Amendment.

         For purposes of calculating Tangible Capital Base, all Subordinated Indebtedness hereafter provided to the Borrowers by Alpha and subject to the Subordination Agreement between Alpha and Bank shall be added to the Minimum Tangible Capital Base amounts set forth above.

               (2) Section 8(b) is amended by deleting the Section in its entirety and inserting in place thereof the following:

               "8(b) Debt Service and Unfinanced Capital Expenditures Coverage Ratio. Permit the ratio of (A) the aggregate of (i) EBITDA minus (ii) unfinanced capital expenditures and minus (iii) permitted payments on Subordinated Indebtedness and any permitted Dividends to (B) the sum of (i) interest expense and (ii) CMLTD for the prior four fiscal quarters of the Borrower to be less than 1.35 to 1.00 as measured at the end of each fiscal quarter of Borrower."

               (3) Section 8(c) is amended by deleting the Section in its entirety and by substituting the following in place thereof:

       (c) Senior Debt to Tangible Capital Base Ratio. Permit the ratio of Borrowers' Senior Indebtedness to Tangible Capital Base to be more than the following amounts on the dates set forth below:

                                   Date                                       Ratio
                                   ----                                       -----
                          July 31, 1996                                 3.25 to 1.00

                          October 31, 1996                              3.25 to 1.00

                          Each fiscal quarter and thereafter.           3.00 to 1.00


               (4) Section 8(d) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof.

                 (d) Earnings. Permit Borrowers' Net Earnings to be less than the amount set forth below for the respective periods set forth below:


                                         Period                           Amount
                                         ------                           ------
                          Fiscal Year Ending October 31, 1996           $250,000
                          Fiscal Year Ending October 31, 1997           $800,000

                 (5) Section 8(e) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

       (e) Current Ratio. Permit Borrowers' current ratio for its fiscal quarter ending July 31, 1996 to be less than .95 to 1.00 and for any fiscal quarter thereafter to be less than 1.00 to 1.00.

                 (6) Section 8(f) of the Loan Agreement is restated as follows:

                 "(f)     Interest Coverage Ratio.  Permit the ratio of (i)
Borrowers' EBIT to (ii) Borrowers' interest expense to be less than 2.00 to
1.00 as determined at the end of each fiscal quarter of Borrowers for the prior four fiscal quarters."

3. Grant of Security Interest. As security for the prompt performance, observance and payment in full of all Obligations, Lockhart hereby grants to Bank a continuing security interest in and lien on and assigns, transfers, sets over and pledges to the Bank all property of Lockhart whether now owned by Lockhart or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

         (a)     all Accounts;

         (b)     all Inventory;

         (c)     all Equipment;

         (d)     all General Intangibles;

         (e)     all Instruments and Documents;

         (f)     all Related Collateral; and

         (g) all accessions to and additions to, substitutions for, replacements, products and Proceeds to any and all of the foregoing.

The term "Collateral" shall also refer to any other property in which Bank is granted a Lien to secure any of the Obligations pursuant to an agreement supplemental hereto or otherwise (whether or not such agreement makes reference to the Loan Agreement or the Obligations of Borrowers thereunder).

         4.      Representations and Warranties.

                 To induce Bank to enter into this Fourth Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

                 (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

                 (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Fourth Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Fourth Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower;
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

                 (c) Legally Enforceable Agreement. This Fourth Amendment and each of the other Loan Documents delivered under this Fourth Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                 (d) No Material Adverse Change. Since July 28, 1996, the date of the last financial statements provided by the Borrowers to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

                 (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Fourth Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrowers' business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

         5.      Conditions Precedent.

                 Notwithstanding any other provision of this Fourth Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Fourth Amendment, this Fourth Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:

                 (a) Documentation. Bank shall have received, in form and substance satisfactory to Bank and its counsel, a duly executed copy of this Fourth Amendment, the Second Amended and Restated Revolving Credit Note in the form attached on Exhibit A hereto and the Term Note, the Unlimited Guaranty of Lockhart in the form of Exhibit B hereto, the completed Perfection Certificate in the form of Exhibit C hereto, the UCC-1 Financing Statements of Lockhart, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

                 (b)      No Default.  No Event of Default shall exist.

                 (c) No Litigation. Except as previously disclosed to and consented to by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Fourth Amendment or the consummation of the transactions contemplated thereby or hereby.

         6. Repayment of Alpha Advances. Bank consents to the use of $506,000 of the proceeds of Revolving Loans for the repayment of advances made by Alpha in connection with the Lockhart merger transaction.

         7.      Acknowledgment of Obligations.

                 Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations. Wakefield and Specialty specifically acknowledge and agree that Lockhart shall be deemed to be an Obligor under their respective Guaranty Agreements in favor of Lender.

         8.      Confirmation of Liens.

                 Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Each Borrower further acknowledges and agrees that all Obligations of Borrowers are and shall be secured by the Collateral.

         9.      Miscellaneous.

                 Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Fourth Amendment by Bank shall not be construed as a waiver by Bank of any Default or Event of Default under the Loan Documents. This Fourth Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Fourth Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. Any reference in any of the Loan Documents to Lender shall be deemed to be a reference to the Bank. This Fourth Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

         Executed under seal on the date set forth above.

ATTEST:                                 WAKEFIELD ENGINEERING, INC.

/s/ Anne M. Donnahue                    By:  /s/   James J. Polakiewicz
---------------------------------          ---------------------------------
                                            Name:   James J. Polakiewicz
                                                    ------------------------
                                            Title:  Vice President - Finance
                                                    ------------------------


ATTEST:                                 SPECIALTY EXTRUSION CORP.


/s/  D. M. Despard                      By: /s/ Johnny J. Blanchard
---------------------------------          ---------------------------------
                                            Name:
                                                  --------------------------
                                            Title:
                                                  --------------------------

ATTEST:                                 LOCKHART INDUSTRIES, INC.


/s/ D. M. Despard                       By: /s/ Johnny J. Blanchard
---------------------------------          ---------------------------------
                                            Name:
                                                  --------------------------
                                            Title:
                                                  --------------------------

Accepted in Boston, Massachusetts
on _____________ __, 1996

FLEET NATIONAL BANK


By: /s/ Scott E. Carpenter
   -------------------------------------------------
    Name:  Scott E. Carpenter
           -----------------------------------------
    Title: Vice President
           -----------------------------------------

List of Exhibits and Schedules
------------------------------
Exhibit A                         Second Amended and Restated Revolving Credit Note
Exhibit B                         Lockhart Industries, Inc. Guarantee
Exhibit C                         Perfection Certificate
Schedule 1                        Lockhart Industries, Inc. Ownership